CARC, INC.
500 Downs Loop
Clemson, SC   29631

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS

TO THE SHAREHOLDERS OF CARC, INC.:

You are cordially invited to attend the 2004 Annual Meeting of the Shareholders of CARC, Inc. (the "Company") to be held at 2:00 p.m. Wednesday, June 30, 2004, at the East Clemson Baptist Church, 130 Frontage Road, Clemson, South Carolina, for the following purposes, all as more fully described in the accompanying Proxy Statement:

(1) To elect nine (9) members to the board of directors;

(2) To consider and vote upon a proposal to ratify the appointment of Crisp-Hughes as independent accountants for the fiscal year ending March 31, 2005; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

The board of directors has fixed the close of business on May 18, 2004, as the record date for the determination of shareholders entitled to vote at the meeting. Accordingly, only shareholders who are holders of record at the close of business on that date will be entitled to notice of and to vote at the meeting. Please complete, sign, date and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the outstanding shares of common stock of the Company must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

BY ORDER OF THE BOARD OF DIRECTORS:



Nell W. Carpenter
Corporate Secretary


Clemson, South Carolina
May 18, 2004
CARC, INC.
500 Downs Loop
Clemson, South Carolina   29631

May 18, 2004
PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the Board of Directors of CARC, Inc. (the "Company") for use at the 2004 Annual
Meeting of Shareholders to be held at 2:00 p.m. on Wednesday, June 30, 2004 at the East Clemson Baptist Church, 130 Frontage Road, Clemson,
South Carolina, and at any adjournment thereof. The entire cost of such solicitation will be borne by the Company. In addition to solicitation by mail, personal solicitations may be conducted by directors, officers and employees of the Company. This Proxy Statement and accompanying proxy card will be mailed to shareholders on or about May 18, 2004.
The shares represented by the accompanying proxy and entitled to vote will be voted if the proxy card is properly signed and received by the Company prior to the meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted for the election of the persons nominated to serve as the directors of the Company named in this Proxy Statement, and the proposal to ratify the appointment of Dixon Hughes PLLC, formally known as Crisp-Hughes as independent accountants for the fiscal year ended March 31, 2005 and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the meeting or any adjournment thereof. Any shareholder giving the accompanying proxy has the right to revoke it by a later dated proxy, or by attending the meeting and voting in person.

VOTING SECURITIES OF THE COMPANY

The Company is authorized to issue 600,000 shares of common stock, par value $1.00 per share ("Common Stock"). Holders of record of the Common Stock at the close of business on May 18, 2004 are entitled to vote at the Annual Meeting and are entitled to ONE vote for each share held. At the close of business on May 18, 2004, there were 536,000 shares of Common
Stock issued and outstanding.
The laws of South Carolina, under which the Company is incorporated, provide that, in connection with the election of directors, the persons receiving a plurality of the votes cast will be elected as directors. Further, with respect to such election, shareholders will have cumulative voting rights if a shareholder either (i) gives written notice of his or her intention to exercise such rights to any officer of the Company not less than 48 hours before the time fixed for the meeting, which notice must be announced in the meeting before voting commences, or (ii) announces his or her intention to exercise such rights in the meeting before the voting for directors commences. The right to cumulate votes means that shareholders are entitled to multiply the number of votes they are entitled to cast by the number of directors to be elected and to cast the product for a single candidate or distribute the product among two or more candidates. The proxy agents named on the accompanying proxy card also will have the right in their discretion to cumulate votes represented by proxies they hold, provided that such agents in no event will cast a vote for a nominee with respect to whom authority to vote has been withheld. The affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting will be required to ratify the appointment of independent accountants.

Abstentions will be counted in determining the existence of a quorum for the Annual Meeting, but abstentions and non-votes (including broker non-votes), if any, will not be counted as votes in favor of or against the proposals described above.

SECURITIES OWNERSHIP OF MANAGEMENT

The following table sets forth, as of May 18, 2004, the number of shares of Common Stock owned by each director of the Company, each nominee for director for the Company, each executive officer named under the caption "Management Compensation--Summary Compensation Table," below, and all directors and executive officers as a group.
The Company is not aware of any shareholder of the Company who beneficially owns more than 5% of the outstanding shares of the Company's Common Stock.


Amount and Nature of Beneficial Ownership

                   			Sole Voting   		Shared Voting
 	Percent
Name of        			and            		and              		of
Beneficial Owner    		Investment    		Investment        	Class
                     			Power         		Power
                       (1)	 		(2)


Susan H. Davis 		--			--			--
Robert B. Atwater		--			1,000			*
Frederick A. Briggs		--			1,000           		*
Nell W. Carpenter		--            		1,000              		*
Robert G. Connors		--			1,000              		*
Thomas Efland		--			1,000           		*
Gaston Gage, Jr.		--            		1,000              		*
Martha J. Robinson		2,000			--			*
Florence S. Stewart		--            		1,000              		*
Warren W. Wagner		1,000			--              		*

All directors and
executive officers
as a group           		3,000          		7,000              		2.2%
(10 persons)

*Indicates less than 1%
(1) Represents shares held in joint tenancy with spouse.

SHARED VOTING AND INVESTMENT POWER IS DETERMINED BY
OWNERSHIP OF THE TOTAL NUMBER OF SHARES.

COMBINED VOTING AND INVESTMENT POWER.

All of the outstanding shares of Common Stock are subject to a stockholders agreement (the "Stockholders Agreement") which prohibits any transfer of shares of Common Stock (except to a family member) unless the owner of such shares first offers to the Company or a designee of the Company the opportunity to acquire such shares at a per share price equal to the book value of a share of Common Stock as of the end of the immediately preceding fiscal year or $5.00 per share, whichever is greater. Shareholders holding 1,000 or more shares are given priority in admission to the health care facility and to apartment rentals. The Stockholders Agreement will terminate upon the bankruptcy, receivership or dissolution of the Company or upon the written agreement of the holders of 80% of the outstanding shares of Common Stock. The Stockholders Agreement may also be amended by unanimous recommendation of the board of directors and an affirmative vote of 80% or more of the holders of the Common Stock.

Proposal (1)
ELECTION OF DIRECTORS

The Nominating Committee of the board of directors has nominated the nine persons named below to serve on the board of directors until the 2005 Annual Meeting of Shareholders or until their successors have been duly elected and qualified. Each nominee for director has indicated that he or she is willing and able to serve as a director if elected. However, if any nominee should become unable to serve or for good cause will not serve, the persons named on the enclosed proxy card will vote for such other nominees and substitute nominees as designated by the Nominating Committee. The age and a brief biographical description of each of the nine nominees for director are set forth below.

ROBERT B. (BOB) ATWATER. (64) - Raised in Manchester, Iowa.  Mr.
Atwater graduated in 1961 from Iowa State University with a BS degree in Mechanical Engineering. Commissioned a regular officer in the U.S. Navy and entered the Navel Nuclear Power Program serving two years in advanced nuclear training and four and a half years in nuclear submarines.
In 1967 Mr. Atwater joined Consumers Power Company (CMS Energy) in
Jackson, Michigan as a Senior Engineer in the Nuclear Engineering
Department. Promoted to Director of Nuclear Fuel Supply in late 1969 and subsequently to Executive Director of Fuel Supply responsible for the company's total fuel requirements including nuclear fuel, coal, oil, and gas. In 1976 Mr. Atwater joined Consolidation Coal Company, a subsidiary of
E.I. du Pont de Nemours and Co., in Pittsburgh, Pennsylvania, as Vice President of Western Sales. He later served as Vice President of Midwest & Western Sales, Senior Vice President of Domestic Sales and Executive Vice President of Marketing. Mr. Atwater was responsible for $2.4 billion in annual sales and the marketing, transportation and distribution of coal in the United States, Canada, and 20 overseas countries. He was a member of the Company's Management Committee and also served on the boards of four subsidiary companies. Mr. Atwater retired and relocated to Seneca, South Carolina where he presently resides with Janet, his wife of 41 years. They have two married children and four grandchildren living in the Atlanta area. Mrs. Atwater's mother is in an apartment at Clemson Downs.

FREDERICK A. (FRITZ) BRIGGS. (71) - Born in Indiana and raised in
Virginia. Mr. Briggs has a B.S. in Chemistry and an M.S. in Chemical Engineering from Syracuse University. He served three years in the United States Air Force as a navigator in the 53rd Weather Reconnaissance
Squadron in Burtonwood, England. He was with E. I. DuPont de Nemours, Textile Fibers, for 29 years working in Research & Development, Technical, Manufacturing, Process Development, International Liaison and Technical Management. During that time he worked in Virginia, Japan for a plant startup, the Netherlands and South Carolina. Mr. Briggs retired in 1991. He is married to Ruth Briggs, the second marriage for both after the loss of their first spouses. Combined they have seven living children and eleven grandchildren. He enjoys the arts, sports, science, travel, computing and helping others with their computers and online systems. He has served as secretary, interim treasurer and president of the Clemson Downs Property Owners Association.

NELL WATSON CARPENTER. (63) - She and her husband, Richard, grew up in Fort Myers, Florida, and have lived in South Carolina since 1963. She graduated from Fort Myers High School and attended the University of Florida. She and Richard have lived in: Gainesville, Florida; Fort Myers, Florida, Columbia, SC; Madison, Wisconsin; and Laurens, SC. Mr. and
Mrs. Carpenter have lived in the Clemson area since 1980 and moved to Clemson Downs in 1998. They have three daughters and seven granddaughters. Mrs. Carpenter's first career was as a wife, mother and homemaker. She did the computerized store audit at Belks in Laurens and Seneca. She retired from Clemson University after over 16 years in accounting and budget-related positions. Her last position was as Budget Coordinator of the College of Architecture, Arts & Humanities at Clemson University. Nell is a Clemson Downs Volunteer, past member of the Volunteer Board of Directors, and past Treasurer of the Clemson Downs Property Owners Association. She is currently serving as Secretary of the CARC Board.

ROBERT G. (BOB) CONNORS. (76 ) - Born in Lakewood, Ohio a suburb of Cleveland, Mr. Connors graduated from Ohio Wesleyan University with a
B.A. degree in journalism in 1949. He became a reporter for the Delaware Gazette, a small daily newspaper in Ohio Wesleyan's home town. In l953 he joined the Columbus Dispatch, first as a roving reporter and later as the paper's radio-TV columnist. While at the Dispatch, Mr. Connors took a month-long trip to Europe where he me his wife, Helga, who then lived in Aurora, Ill. They were marred in 1957, the year he joined Hart Schaffner & Marx (the corporate name is now Hartmarx) in Chicago as an advertising copywriter. The firm had no P.R.. department, so he started one. The department eventually grew to a five-person operation. During his Hart Schaffner & Marx years, Mr. Connors studied after-hours for his M.S. degree in journalism at Roosevelt University. In l958 he became marketing director of the Chicago Apparel Center the wholesale building serving Midwest retailers. He retired in l991 and, in 1992, moved with Helga to Durham. They left Durham in 2001 to become Clemson Downs residents.



THOMAS (TOM) EFLAND. (78) - A resident of Clemson since 1951. He served on the faculty of Clemson College (later Clemson University) for 31 years, retiring as Professor in the College of Commerce and Industry, having held all academic ranks from instructor to Acting Dean of the College. Appointed the first Associate Dean for Research at Clemson University he directed the research program of the College of Commerce and Industry, as well as teaching and other administrative duties until his retirement. During his tenure at Clemson, Mr. Efland has been a member of Fort Hill Presbyterian Church, having served in positions of Sunday School teacher and Superintendent, Deacon, and Elder. He served as chairman of the Long-range Building Committee that developed plans for both the Education Building and the new Sanctuary. Later he served as chairman of the Education Building Committee and co-chairman for the Finance
Committee for the Sanctuary. Mr. Efland was an early participant and initial investor in CARC. He served on the Board of Directors in the early years of the corporation and has maintained a keen interest in its trials, tribulations and positive growth to the splendid, well-run enterprise it is today. He and his wife Helen, re-located to the apartments in March of 2001, and are willing to contribute, as talents will permit.

GASTON GAGE, JR. (74) - Born in Chester, S.C., Mr. Gage moved to
Clemson at age 2 when his father took a position in the Textile School at Clemson College. He went to Calhoun-Clemson School and graduated in 1947. He entered Clemson College in the fall of 1947, majoring in Textile Engineering and graduated in June 1951. Mr. Gage entered USAF in July as a second lieutenant. Serving in Georgia, Korea, Japan and Florida. He was released from active duty in 1953, and has worked in the textile business in various locations from 1953 until 1975. He moved back to Clemson in 1975 and started his own business in real estate and insurance. Mr. Gage formed Palmetto Appraisal Service in 1980 and retired from this in 2004. He married Lib Massey on June 16, 1957. They have two daughters Libby and Ruthie, and five grandchildren, Lisbeth Crowther, Jake Crowther, Gaston, Gage, and Grace Knox. Mr. Gage's mother and father both lived at the Downs as well as his mother-in-law and father-in-law. His father-in-law, Larry Massey, still lives in assisted living. He is a member of Fort Hill Presbyterian Church, the Clemson Alumni Association and IPTAY.

MARTHA J. (JEAN) ROBINSON. (59) - Born in Jacksonville, Florida, Jean graduated from Clemson College as the first woman with a BS degree in mechanical Engineering. She completed two years of graduate school in the same field. She is a registered professional engineer in both North and South Carolina and is a Past Chairman and Executive Board member of the Greenville Section of the American Society of Mechanical Engineers
(ASME). Jean worked as a Configuration Audit Engineer for Boeing Corporation at Cape Canaveral, Florida (Saturn V program) where she was the first woman to work on the rocket launch tower. She worked for several textile companies in various positions before she became Heat Exchange Engineer for Duke Power, Oconee Nuclear Station. She is presently Vice President of the Baldwin Engineering Company, P.A. Jean's mother,
Mildred Robinson, lived for several years in an apartment in D-building, and spent her remaining years in the Clemson Downs Health Care Center.


FLORENCE S.STEWART. (88) - Born in Ohio, Ms. Stewart graduated from High School in Columbus Ohio. She accepted a "summer job" with National Guarantee and Finance Co., which lasted for ten years. She traveled for three years, audited branch offices, found embezzlements, helped establish new offices, and trained new employees. She married and moved to Lima, Ohio. She was the secretary of Trinity Methodist church for
four years.    Later, Ms. Stewart became associated with the father-son law firm of Dickason and Dickason Co. L.P.A. Together they formed a new company, Lima Properties, Inc. where she operated as Vice President, Secretary, until she retired and the company sold. Ms. Stewart lived in Rock Hill, South Carolina, and Colorado Springs, Colorado. She moved to
Clemson Downs in 1997 after the loss of her husband. She lost her daughter in 2003. She has two grandchildren and four great-grandchildren. She has served on the Resident Council and is a member of Fort Hill Presbyterian Church.

WARREN W. WAGNER. (83) - Born in Brooklyn, New York, Mr. Wagner grew up in Queens and Nassau Counties. He served in WWII in the Air
Corps, Specialized Training Program, Infantry, Military Police and Corps of Engineers. He was commissioned a 2nd Lieutenant, Corps of Engineers. He graduated from New York University with a degree in Mechanical
Engineering and was employed by RCA in Camden, New Jersey where he worked in Human Resource Management. Mr. Wagner wed Claire Broome and they have three daughters. He was transferred to Princeton, New Jersey, to a new division of RCA that was involved in the United States space programs. While in the Princeton area, Mr. Wagner served on various community service organization boards such as the United Way, Red Cross, Princeton Hospital, Council of Community Service, Human Relations
Council, YMCA, Chamber of Commerce and Rotary.  He served as the
President and/or Chairman of several organizations. He was appointed by two governors of New Jersey to serve on state Manpower advisory committees. He graduated from Temple University with a MS in Education in Psycho-Educational Processes. Mr. Wagner took an early retirement from RCA in 1980 and he and Mrs. Wagner moved to the Clemson area where
Mr. Wagner became a real-estate broker. He retired a second time in 1995 when they moved to Clemson Downs. He served two years as the President of the Clemson Downs Property Owners Association. Mrs. Wagner died in
June of 2002 and Mr. Wagner moved into an apartment in mid February of 2003.


THE BOARD OF DIRECTORS

The business of the Company is managed under the direction of the board of directors, as provided by South Carolina law and the Company's Bylaws.
The board of directors has established an Audit Committee, a Nominating Committee and an Executive Committee.
The Audit Committee recommends to the board of directors the appointment of the Company's outside accountants, reviews the scope and the results of the audits by the accounting and financial reporting functions. This committee also assists the Company in the formulation of an annual budget and with other financial matters. The members of the Finance Committee, which met three times during the fiscal year ended March 31, 2004, are Robert Jackson, Susan McClure, Susan Davis, and Evelyn Kimbrough.
The responsibilities of the Nominating Committee, which met three times during the fiscal year ended March 31, 2004, include reviewing from time to time the size and composition of the Company's board of directors, recommending individuals for nomination as directors, recommending candidates to fill vacancies on the board and reviewing criteria for selecting directors. The members of the Nominating Committee, all of whom are shareholders of the Company, are Mr. Thomas Lynch, Mr. Jim
Patterson, Ms. Patricia Cowden, and Mr. Brooks Patterson. The nominating Committee has proposed a slate of nine (9) directors. Additional nominations may be made by any stockholder at the annual meeting.
The Executive Committee, which is presently comprised of the officers of the Company, serves as an informal advisory body to the board of directors concerning matters relating to the management and operation of the Company. The members of the Executive Committee, which met four times during the fiscal year ended March 31, 2004, are Mr. Robert C. Jackson, Mr. Eugene Bishop, Ms. Susan McClure, and Mrs. Nell Carpenter.
The board of directors met sixteen times during the fiscal year ended March 31, 2004. During the period, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees on which the director served during the last fiscal year.


Proposal (2)

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The firm Dixon Hughes PLLC, (formally Crisp-Hughes) of Greenville, South Carolina, has been selected by the board of directors of the Company as independent accountants for the fiscal year ending March 31, 2005, subject to ratification of that appointment by the vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting. Crisp-Hughes has acted as independent accountants for the Company since
1990. Representatives of Dixon Hughes PLLC are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.
The persons named on the accompanying proxy card intend to vote in favor of the ratification of the appointment of Dixon Hughes PLLC as independent accountants for the fiscal year ending March 31, 2005, unless a contrary choice is indicated on the enclosed proxy card. The affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting is necessary to ratify this appointment. The board of directors unanimously recommends that each shareholder vote FOR this proposal.




COMPENSATION OF DIRECTORS

There is no standard or other arrangement pursuant to which directors of the Company are compensated for services as director.




EXECUTIVE COMPENSATION

Summary Compensation Table

Executive compensation is determined by the Board of Directors. The following table sets forth information concerning the annual compensation earned by Susan H. Davis, Administrator of the Company, for services rendered to the Company in all capacities for the fiscal years ended March 31, 2004, March 31, 2003, and March 31, 2002. No officer of the Company earned annual compensation of more than $100,000 during the three most recent fiscal years.

Summary Compensation Table

Annual Compensation                             	Long Term
                                                		Compensation

Name and                                       				Other Annual
Principal Position  	Year   	Salary		Bonus(s)	Compensation
Susan H. Davis      	2002  	$66,837   	2,500			4,165
Administrator      	2003   	$69,741 	2,500			4,184
                    		2004   	$19,326           1,500			1,160

Pursuant to all compensation covered, annual compensation includes a
salary and 401-K contributions.   401-k is a benefit offered to all employees
with one year or more continuous employment. The maximum company match for all employees is six percent. No employee is matched at anything higher than this percentage.

Compliance with Section 16(a) of the Securities Exchange Act of 1934.

The Company believes that its officers and directors complied with all filing requirements under Section 16 (a) of the Securities Exchange Act of 1934 during the fiscal year ended March 31, 2004.


PROPOSALS OF SHAREHOLDERS

Under certain conditions, shareholders may request the Company to include a proposal for action at a forthcoming meeting of the shareholders of the Company in the proxy material of the Company for such a meeting. All proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company at its principal executive offices a reasonable time prior to the date on which the Company distributes its proxy statement in connection with such meeting. The Company presently intends to distribute its 2005 proxy statement to shareholders at or around May 5, 2005, and shareholders are urged to submit to the Company any proposals intended to be presented at the 2005 Annual Meeting by February 1, 2005.

OTHER MATTERS

The management of the Company knows of no other business which will be presented for consideration at the meeting. However, if other matters are properly presented at the meeting, it is the intention of the proxy holders named in the accompanying proxy card to vote such proxies in accordance with their best judgment.

By order of the board of directors.




                                       				Nell Carpenter,
Corporate Secretary


May 18, 2004

PROXY CARD
CARC, INC.
500 DOWNS LOOP
CLEMSON, SOUTH CAROLINA   29631

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nell Carpenter, and Warren Wagner as agents, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $1.00 per share, of CARC, Inc. held of record by the undersigned on May 18, 2004 at the Annual Meeting of the Shareholders to be held, Wednesday, June 30, 2004, at 2:00 p.m. at the East Clemson Baptist Church, 130 Frontage Road, Clemson, South Carolina, and at any adjournment thereof.


1.  ELECTION OF DIRECTORS

    [ ] FOR all nominees listed below       		[ ] WITHHOLD AUTHORITY
      (except as marked to the contrary       		to vote for all nominees
      below) 					listed below

Names:
Robert B. (Bob) Atwater; Frederick A. (Fritz) Briggs; Nell W. Carpenter; Robert G. (Bob) Connors; Thomas Efland; Gaston Gage, Jr.; Martha J. (Jean) Robinson; Florence S. Stewart; and Warren W. Wagner.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)



2. PROPOSAL TO RATIFY THE APPOINTMENT OF DIXON HUGHES PLLC,
INDEPENDENT ACCOUNTANTS, FOR THE YEAR ENDING MARCH 31, 2005:

        FOR             		AGAINST           		ABSTAIN
        [ ]               			[ ]               			[ ]


3. IN THEIR DISCRETION, THE PROXY AGENTS ARE AUTHORIZED TO
VOTE UPON SUCH
       OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This Proxy, when properly dated and executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for all the nominees for director names above and for Proposal 2. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Signature

Date:			,2004
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.




12